   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1997
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            FARO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                             3829                           59-3157093
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)     Classification Code Number)           Identification No.)

                              125 TECHNOLOGY PARK
                            LAKE MARY, FLORIDA 32746
                                 (407) 333-9911
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                            GREGORY A. FRASER, PH.D.
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            FARO TECHNOLOGIES, INC.
                              125 TECHNOLOGY PARK
                            LAKE MARY, FLORIDA 32746
                                 (407) 333-9911
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   COPIES TO:

             MARTIN A. TRABER, ESQ.                            JEFFREY M. STEIN, ESQ.
             RUSSELL T. ALBA, ESQ.                                KING & SPALDING
                FOLEY & LARDNER                              191 PEACHTREE STREET, N.E.
       100 NORTH TAMPA STREET, SUITE 2700                   ATLANTA, GEORGIA 30303-1763
              TAMPA, FLORIDA 33602                                 (404) 572-4600
                 (813) 229-2300

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-32983

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                PROPOSED                 PROPOSED
                                          AMOUNT                 MAXIMUM                 MAXIMUM             AMOUNT OF
      TITLE OF EACH CLASS OF               TO BE             OFFERING PRICE             AGGREGATE          REGISTRATION
    SECURITIES TO BE REGISTERED        REGISTERED(1)          PER SHARE(2)          OFFERING PRICE(2)           FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value......   644,000 shares             $12.00                 $7,728,000            $2,342
========================================================================================================================

(1) Includes 84,000 shares of Common Stock that may be purchased upon exercise of an over-allotment option granted to the Underwriters.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Section 6(b) and Rule 457(a) of the Securities Act of 1933.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The information in the Registration Statement on Form S-1 filed by FARO Technologies, Inc. (the "Company") with the Securities and Exchange Commission (File No. 333-32983) pursuant to the Securities Act of 1933, as amended, is incorporated by reference in this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, and State of Florida, on this 17th day of September, 1997.

                                          FARO TECHNOLOGIES, INC.

                                          By:     /s/ GREGORY A. FRASER
                                            ------------------------------------
                                                     Gregory A. Fraser
                                            Executive Vice President, Secretary,
                                             Treasurer, Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                          *                            Chairman of the Board of      September 17, 1997
-----------------------------------------------------    Directors, President and
                     Simon Raab                          Chief Executive Officer

                /s/ GREGORY A. FRASER                  Director, Executive Vice      September 17, 1997
-----------------------------------------------------    President, Secretary,
                  Gregory A. Fraser                      Treasurer, Chief Financial
                                                         Officer

                          *                            Controller                    September 17, 1997
-----------------------------------------------------
                   Ronald F. Kiser

                          *                            Director                      September 17, 1997
-----------------------------------------------------
                   Hubert d'Amours

                          *                            Director                      September 17, 1997
-----------------------------------------------------
                    Philip Colley

                          *                            Director                      September 17, 1997
-----------------------------------------------------
                   Alexandre Raab

                          *                            Director                      September 17, 1997
-----------------------------------------------------
                 Norman H. Schipper

                          *                            Director                      September 17, 1997
-----------------------------------------------------
                    Martin Koshar

                                                       Director                      September   , 1997
-----------------------------------------------------
                    Andre Julien

             * By: /s/ GREGORY A. FRASER
   -----------------------------------------------
                  Gregory A. Fraser
                  Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             EXHIBIT DESCRIPTION
-------                            -------------------
 1.1**     --  Form of Underwriting Agreement
 3.1**     --  Amended and Restated Articles of Incorporation of the
               Company
 3.2**     --  Bylaws of the Company
 4.1**     --  Specimen Certificate for the Company's Common Stock
 4.2**     --  Form of Common Stock Purchase Warrant
 5.1       --  Opinion of Foley & Lardner dated September 17, 1997
10.1**     --  1993 Stock Option Plan, as amended
10.2**     --  1997 Employee Stock Option Plan
10.3**     --  1997 Non-Employee Director Stock Option Plan
10.4**     --  1997 Non-Employee Directors' Fee Plan
10.5**     --  Term WCMA Loan and Security Agreement dated September 24,
               1996, between the Company and Merrill Lynch Business
               Financial Services, Inc.
10.6**     --  WCMA Note, Loan and Security Agreement dated April 23, 1997, between the Company and Merrill Lynch Business Financial
               Services, Inc.
10.7**     --  Business Lease dated March 1, 1991, between the Company (as successor-by-merger to FARO Medical Technologies (U.S.),
               Inc.) and Xenon Research, Inc.
10.8**     --  OEM Purchase Agreement dated June 7, 1996, between the
               Company and Mitutoyo Corporation
10.9**     --  Nonexclusive Unique Application Reseller Agreement dated
               September 9, 1996, between the Company and Autodesk, Inc.
10.10**    --  Form of Patent and Confidentiality Agreement between the
               Company and each of its employees
11.1**     --  Statement re computation of per share earnings
21.1**     --  List of subsidiaries of the Company
23.1       --  Consent of Foley & Lardner (included in Exhibit 5.1)
23.2       --  Consent of Deloitte & Touche LLP
24.1**     --  Power of Attorney relating to subsequent amendments
27.1**     --  Financial Data Schedule -- six months ended June 30, 1997
               (for SEC filing purposes only)
27.2**     --  Financial Data Schedule -- year ended December 31, 1996 (for
               SEC filing purposes only)

---------------

  ** Incorporated by reference to Registration Statement No. 333-32983.